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                                    Exhibit 6

               Certified Copies of the Resolutions Adopted by the
                    DTE Energy Company Board of Directors and
                  The Detroit Edison Company Board of Directors
                      Authorizing the Transfer Transaction
                                       and
               The Formation of International Transmission Company



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                               DTE ENERGY COMPANY

                                   Resolutions
                              Adopted at a Meeting
                            of the Board of Directors
                              of DTE Energy Company
                                     held on
                                 March 22, 2000

         WHEREAS, the management of the Company has recommended that this Board approve the formation of an initially wholly-owned direct or indirect subsidiary of the Company as the first step in the creation of an Independent Transmission Company, substantially as had been described in prior presentations to the Board by management of the Company and that such subsidiary is intended, following all required corporate and regulatory approvals, to own and operate substantially all transmission-related assets currently owned and operated by The Detroit Edison Company;

         NOW, THEREFORE, BE IT

         RESOLVED, that the officers of the Company be and hereby are authorized to take such action as they or any of them deem in their discretion to be necessary or appropriate to form, structure, obtain regulatory approval for, and capitalize an initially wholly-owned direct or indirect subsidiary of the Company (the ITC), which will own and independently operate and manage the Michigan Electric Power Coordination Center and all the current transmission-related assets 120 kV and above including, without limitation, all associated real property (the Transmission Assets) of the Company and its subsidiaries and the related transmission business (the Transmission Business); and further

         RESOLVED, that the officers of the Company, together as may be appropriate with any officers of the ITC and any other affected subsidiary of the Company (collectively under such circumstances, the officers), be and each of them hereby is authorized to take any and all such actions as they or any of them deem necessary or appropriate, including without limitation the making of filings, applications, requests and other disclosures and the commencement and participation in proceedings, in order to obtain or assure any and all necessary or advisable regulatory approvals, consents or compliances in connection with the creation, capitalization, transfer of the Transmission Assets and Transmission Business to, operation and management of and entry into agreements and understandings involving, the ITC as well as other matters affecting the ITC or the relationship between the Company and its other subsidiaries and the ITC; and further

         RESOLVED, that the officers of the Company and its subsidiaries, including without limitation The Detroit Edison Company (subject to any necessary corporate authorizing action by such subsidiaries), be and each of them hereby is authorized in such manner as they or any of them in the exercise of their discretion deems advisable, to sell, provide, lease, license, deliver, distribute dividend and/or otherwise transfer directly or indirectly to the ITC the Transmission Assets and the Transmission Business (including, without limitation, employees and assets related thereto) at values, for consideration or under circumstances consistent with regulatory standards, orders or other requirements, if applicable or as negotiated between the parties, and to enter into agreements and arrangements with






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the ITC for the sale or purchase, provision, licensing, leasing or sharing of services, facilities, products, obligations, rights or entitlements, or for other matters of mutual benefit at prices or for considerations consistent with regulatory standards, orders or requirements, if applicable, or as negotiated between the parties; and further

         RESOLVED, that the officers on behalf and in the name of their respective companies or otherwise be and each of them hereby is authorized to take or cause to be taken any action and to enter into, execute and deliver any agreements, certificates, applications, deeds, leases, instruments or other documents relating to the transactions contemplated by these resolutions as each of them, in their sole discretion, deems necessary or appropriate or as counsel shall advise; and further

         RESOLVED, that any and all actions taken by any officer of the Company in furtherance of the purpose and intent of these resolutions be and hereby are authorized, ratified, approved and confirmed in all respects.

                        --------------------------------

                          CERTIFICATION OF RESOLUTIONS

         I, ELAINE M. GODFREY, Assistant Corporate Secretary of DTE ENERGY COMPANY, do hereby certify that the above is a true and correct copy of resolutions duly adopted by the Board of Directors of said Company at a meeting of said Board duly convened and held on March 22, 2000, at which meeting a quorum of the Board was present and voted throughout.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed the corporate seal of DTE ENERGY COMPANY this 1st day of May, 2000.

                                                /s/ Elaine M. Godfrey
                                                -----------------------------
                                                Assistant Corporate Secretary


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                           THE DETROIT EDISON COMPANY

                                   Resolutions
                              Adopted at a Meeting
                            of the Board of Directors
                          of The Detroit Edison Company
                                     held on
                                 March 22, 2000

         WHEREAS, the management of the Company has recommended that this Board approve the formation of, and transfer of the Company's transmission assets and business to, an initially wholly-owned direct or indirect subsidiary of DTE Energy Company or this Company as the first step in the creation of an Independent Transmission Company (the ITC) substantially as had been described to the Board by management of the Company, and that such subsidiary is intended, following all required corporate and regulatory approvals, to own and operate substantially all of the Company's currently owned and operated transmission-related assets;

         NOW, THEREFORE, BE IT

         RESOLVED, that the officers of the Company be and hereby are authorized to take such action as they or any of them deem in their discretion to be necessary or appropriate to assist in the formation, structuring, obtaining and capitalization of an ITC for the purpose of the ITC owning and independently operating and managing the Michigan Electric Power Coordination Center and all currently owned and operated transmission-related assets of the Company 120 kV and above including, without limitation, all associated real property (the Transmission Assets) of the Company and the related transmission business (the Transmission Business); and further

         RESOLVED, that the officers of the Company be and hereby are authorized in such manner as they or any of them in the exercise of their discretion deems advisable, to sell, provide, lease, license, deliver, distribute dividend and/or otherwise transfer directly or indirectly to the ITC the Transmission Assets and the Transmission Business (including, without limitation, employees and assets related thereto) at values, for consideration or under circumstances consistent with regulatory standards, orders or other requirements, if applicable or as negotiated between the parties, and to enter into agreements and arrangements with the ITC for the sale or purchase, provision, licensing, leasing or sharing of services, facilities, products, obligations, rights or entitlements, or for other matters of mutual benefit at prices or for considerations consistent with regulatory standards, orders or requirements, if applicable, or as negotiated between the parties; and further

         RESOLVED, that the officers of the Company are authorized to take any and all such actions as they or any of them deem necessary or appropriate, including without limitation the making of filings, applications, requests and other disclosures and the commencement and participation in proceedings, in order to obtain or assure any and all necessary or advisable regulatory approvals, consents or compliances in connection with the creation and capitalization of the ITC and transfer of the Transmission Assets and the Transmission Business; and further

         RESOLVED, that the officers of the Company on behalf and in the name of the Company be and each of them hereby is authorized to take or cause to be taken any action and to enter into, execute and deliver any agreements, certificates, applications,


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deeds, leases, instruments or other documents relating to the transactions contemplated by these resolutions as each of them, in his or her sole discretion, deems necessary or appropriate or as counsel shall advise; and further

         RESOLVED, that any and all actions taken by any officer of the Company in furtherance of the purpose and intent of these resolutions be and hereby are authorized, ratified, approved and confirmed in all respects.

                         ------------------------------

                          CERTIFICATION OF RESOLUTIONS

         I, ELAINE M. GODFREY, Assistant Corporate Secretary of THE DETROIT EDISON COMPANY, do hereby certify that the above is a true and correct copy of resolutions duly adopted by the Board of Directors of said Company at a meeting of said Board duly convened and held on March 22, 2000, at which meeting a quorum of the Board was present and voted throughout.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed the corporate seal of The Detroit Edison Company this lst day of May, 2000.

                                                 /s/ Elaine M. Godfrey
                                                 -----------------------------
                                                 Assistant Corporate Secretary